                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of April 2, 1999 (the "Agreement"), by and among (i) ALLAIRE CORPORATION, a Delaware corporation ("Parent"), (ii) BENGAL ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and (iii) BRIGHT TIGER TECHNOLOGIES, INC., a Delaware corporation (the "Company"; Merger Sub and the Company being hereinafter sometimes referred to together as the "Constituent Corporations").

                               W I T N E S S E T H

         WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have determined that it is advisable that Merger Sub be merged with and into the Company (the "Merger") on the terms and conditions set forth herein and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "GCL");

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations and warranties and other agreements in connection with the Merger;

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP"); and

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1. CERTAIN MATTERS OF CONSTRUCTION. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         1.2. CROSS REFERENCES. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:


         TERM                                         DEFINITION

         Affiliate Agreements                         Section 6.2.
         Agreement                                    Preamble





         Balance Certificate                          Section 2.8.2.
         Certificate of Merger                        Section 2.1.
         Closing                                      Section 2.9.
         Code                                         Preamble
         Company                                      Preamble
         Company Balance Sheet                        Section 3.6.
         Company Common Stock                         Section 2.3.1.
         Company Consent                              Section 3.26.
         Company Financial Statements                 Section 3.6.
         Company Insurance Contracts                  Section 3.19.
         Company Insurance Contracts                  Section 3.19.
         Company Option Plan                          Section 2.4.
         Company Plans                                Section 3.11.1.
         Constituent Corporations                     Preamble
         Dissenting Shares                            Section 2.6.
         Effective Date                               Section 2.1.
         Effective Time                               Section 2.1.
         Employee List                                Section 3.12.2.
         Encumbrances                                 Section 3.15.1.
         Escrow Agent                                 Section 2.8.2.
         Escrow Agreement                             Section 2.8.2.
         Escrow Fund                                  Escrow Agreement
         Escrow Shares                                Section 2.8.2
         Exclusivity Period                           Section 6.5.
         February Balance Sheet                       Section 3.6.
         GAAP                                         Preamble
         Governmental Entity                          Section 3.5.2.
         Holder's Agent                               Section 2.7.
         Indemnified Persons                          Section 6.18
         Information Statement                        Section 3.26.
         Liabilities                                  Section 3.7.2.
         Merger                                       Preamble
         Merger Sub                                   Preamble
         Merger Sub Stock                             Section 2.3.2.
         Parent                                       Preamble
         Parent Claims                                Section 8.2.
         Parent Group                                 Section 8.2.
         Parent Material Adverse Effect               Section 4.4.
         Parent Reports                               Section 4.4.
         Parent Stock                                 Section 2.3.1.
         Permits                                      Section 3.8.
         Pooling Affiliates                           Section 6.2.
         Registration Rights Agreement                Section 6.14.
         Series A Preferred Stock                     Section 3.2.1.
         Series B Preferred Stock                     Section 2.3.1.
         Series C Preferred Stock                     Section 2.3.1.



                                       2


         Stockholder Agreements                       Section 6.1.
         Stockholders                                 Section 2.8.1.
         Stockholders List                            Section 2.8.1.
         Stockholder's Share Amount                   Section 2.8.2.
         Stock Options                                Section 2.4.
         Surviving Corporation                        Section 2.1.
         Taxes                                        Section 3.10.7.
         Third-Party Parent Claims                    Section 8.4.2.
         Transmittal Letter                           Section 2.8.2.


         1.3. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  1.3.1. AFFILIATE: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person where control (including with correlative meaning, controlled by and under common control with) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  1.3.2. COMPANY CAPITAL STOCK: Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                  1.3.3. COMMERCIAL SOFTWARE: packaged commercial software programs generally available to the public through retail dealers in computer software or directly from the manufacturer which have been licensed to the Company pursuant to End-User Licenses and which are used in the Company's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how.

                  1.3.4. COMPANY LEASES: each lease, sublease, license or other agreement under which the Company uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $25,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Company Material Adverse Effect.

                  1.3.5. COMPANY MATERIAL ADVERSE EFFECT: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of the Company.

                  1.3.6. END-USER LICENSES: any object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same.

                  1.3.7. ENVIRONMENTAL CLAIM: any notice alleging potential liability (including, potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Material of Environmental Concern at any location, whether or not owned by that party or any of its Affiliates or (b) circumstances forming the basis of any violation, or alleged violation, by that party of any Environmental Law.

                  1.3.8. ENVIRONMENTAL LAWS: any and all statutes, regulations and ordinances relating to the protection of public health, safety or the environment.

                  1.3.9. ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  1.3.10. ERISA AFFILIATE: with respect to a party, any member (other than that party) of a controlled group of corporations, group of trades or businesses under common control or affiliated service group that includes that party (as defined for purposes of Section 414(b), (c) and (m) of the Code).

                  1.3.11. EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

                  1.3.12. MATERIALS OF ENVIRONMENTAL CONCERN: petroleum and its by-products and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

                  1.3.13. PERMITTED ENCUMBRANCES: (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, and (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, none of which are material in the aggregate or individually.

                  1.3.14. PERSON: an individual, a corporation, an association, a partnership, an estate, a limited liability company, a trust and any other entity or organization.

                  1.3.15. SEC: the Securities and Exchange Commission, or any Governmental Entity succeeding to its functions.

                  1.3.16. SECURITIES ACT: the Securities Act of 1933, as amended.

                  1.3.17. SUBSIDIARY: any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which is owned by Parent, the Company or their respective Subsidiaries, as the case may be.

                                    ARTICLE 2
                                   THE MERGER

         2.1. PROCEDURE FOR THE MERGER. Merger Sub shall be merged, in accordance with section 251 of the GCL, with and into the Company, which shall be and is sometimes referred to herein to as the "Surviving Corporation". The Merger shall be effected by filing a certificate of merger, substantially in the form of EXHIBIT A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with section 251(c) of the GCL. The effective date of the Merger (the "Effective Date") shall be the date upon which the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware and the effective time of the Merger (the "Effective Time") shall be the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

         2.2. SURVIVING CORPORATION.

                  2.2.1. CORPORATE EXISTENCE. The Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The separate corporate existence of Merger Sub shall cease at the Effective Time.

                  2.2.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation of the Surviving Corporation shall be as set forth in the Certificate of Merger until the same shall be amended thereafter in accordance with the GCL and such certificate of incorporation. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall be amended thereafter in accordance with the GCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

                  2.2.3. DIRECTOR. As of the Effective Time, David J. Orfao shall be the sole director of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                  2.2.4. EFFECT OF THE MERGER. As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the GCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


         2.3. CONVERSION OF STOCK.

                  2.3.1. STOCK OF THE COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (i) Company Capital Stock held in the Company's treasury and (ii) Dissenting Shares (as defined in and to the extent provided in Section 2.6(a)) will be canceled and extinguished and be converted automatically into the right to receive the number of shares of the Common Stock, $.01 par value per share, of Parent ("Parent Stock") as follows:

                  (a) each share of the Common Stock, $.01 par value per share, of the Company ("Company Common Stock") shall be converted into .02824 shares of Parent Stock (the "Common Exchange Ratio");

                  (b) each share of the Series B Convertible Preferred Stock, $.01 par value per share, of the Company ("Series B Preferred Stock") shall be converted into .06271 shares of Parent Stock; and

                  (c) each share of the Series C Convertible Preferred Stock, $.01 par value per share, of the Company ("Series C Preferred Stock") shall be converted into .09847 shares of Parent Stock;

PROVIDED, HOWEVER, that a portion of the shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Capital Stock shall be delivered into escrow and held as specified in Section 2.8. Each share of Parent Stock issued pursuant to the Merger shall be validly issued, fully paid and nonassessable. The conversion ratios set forth in clauses (a) through (c) above shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Stock occurring after the date hereof and prior to the Effective Time.

                  2.3.2. STOCK OF MERGER SUB. At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

         2.4. STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock (the "Stock Options") outstanding under the Company's 1996 Stock Option Plan (the "Company Option Plan") shall become options to purchase Parent Stock in accordance with Section 6.8.1 hereof.

         2.5. FRACTIONAL SHARES. Only whole shares of Parent Stock will be issued by virtue of the Merger. Any holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Stock (after aggregating all fractional shares of Parent Stock to be received by such holder) shall have such fractional share interest rounded up to the nearest whole share.

         2.6. DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Capital Stock who has demanded and perfected appraisal rights, or who still has the right to demand and perfect appraisal rights, for such shares in accordance with the GCL and who has not effectively withdrawn or lost such appraisal rights in accordance with the GCL ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Stock pursuant to Section 2.3.1, but the holder thereof shall only be entitled to such rights as are granted by the GCL.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under the GCL or who does not vote in favor of the adoption of this Agreement shall effectively withdraw or forfeit the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Stock pursuant to Section 2.3.1, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the GCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the GCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle any such demands.

         2.7. HOLDER'S AGENT. Edward T. Anderson shall, by virtue of the Merger and the resolutions set forth in the Company Consent, be irrevocably appointed attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Stockholders with respect to all shares of Parent Stock issued in the Merger (with full power of substitution in the premises) in connection with the indemnity provisions of Article 8 as they relate to the Stockholders generally, the Escrow Agreement, the Registration Rights Agreement, the notice provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and thereby including to act as the representative of the Stockholders to review and authorize all set-offs, claims and other payments authorized or directed by the Escrow Agreement and dispute or question the accuracy thereof, to compromise on their behalf with Parent any claims asserted thereunder and to authorize payments to be made with respect thereto, to sell from time to time shares of Parent Stock held in escrow pursuant to the Escrow Agreement, and to take such further actions as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Stockholders appointed by him or after his death or incapacity elected by vote of holders of a majority of the shares of Parent Stock issued to the Stockholders pursuant to the Merger, being referred to herein as the "Holder's Agent"). By his execution hereof, Edward T. Anderson hereby accepts such appointment and agrees to act as the Holder's Agent hereunder. The Holder's Agent shall not be liable to any Stockholder, Parent and their respective Affiliates or any other person with respect to any action taken or omitted to be taken by the Holder's Agent under or in connection with this Agreement, the Escrow Agreement or the Registration Rights Agreement unless such action or omission results from or arises out of fraud, gross negligence or willful misconduct on the part of the Holder's Agent. Each of Parent and Merger Sub and each of their respective Affiliates (including, after the Closing, the Surviving Corporation) shall be entitled to rely on such appointment and treat such Holder's Agent as the duly appointed attorney-in-fact of each Stockholder. Each Stockholder who votes in favor of the Merger pursuant to the terms hereof, by such vote, without any further action, and each Stockholder who receives shares of Parent Stock in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of the Parent and Merger Sub to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Stockholders.

         2.8. ISSUANCE OF PARENT STOCK.

                  2.8.1. STOCKHOLDER LIST. The Company shall prepare a list (the "Stockholder List") setting forth the names and addresses of all Persons who are the record holders of Company Capital Stock immediately prior to the Effective Time (the "Stockholders"), which it shall deliver to Parent at the Closing. The Stockholder List shall set forth for each Stockholder the number of shares of Company Capital Stock owned of record by such Stockholder immediately prior to the Effective Time and the percentage ownership of the Company held by each Stockholder immediately prior to the Effective Time on a fully-diluted basis.

                  2.8.2. DELIVERY OF CERTIFICATES. At or promptly after the Effective Time, Parent shall cause its transfer agent to prepare two certificates for each Stockholder, each such certificate registered in the name of such Stockholder and together representing the total number of shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Capital Stock held by such Stockholder (the "Stockholder's Share Amount"), as follows: (a) one certificate shall represent ten percent (10%) of such Stockholder's Share Amount (rounded up to the nearest whole number of shares of Parent Stock)(the "Escrow Shares"), and shall be delivered by Parent to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), as security for Parent Claims and (b) one certificate (the "Balance Certificate") shall represent the balance of such Stockholder's Share Amount after deducting therefrom the shares of Parent Stock being placed in escrow hereunder. At and after the Effective Time, each such Stockholder shall be entitled to receive such Stockholder's Balance Certificate upon delivery to Parent of a certificate or certificates representing the full number of shares of Company Capital Stock held by such Stockholder immediately prior to the Effective Time, together with a properly completed transmittal letter, substantially in the form of EXHIBIT B attached hereto (a "Transmittal Letter"), which shall be mailed by Parent to the Stockholders no later than seven days following the Effective Date. The Escrow Agent shall hold and administer the shares of Parent Stock delivered to it hereunder in accordance with the terms of an escrow agreement dated as of the Effective Date among Parent, the Holder's Agent and the Escrow Agent (the "Escrow Agreement"), such Escrow Agreement to be substantially in the form of EXHIBIT C attached hereto.

         2.8.3. RESTRICTED STOCK. A Stockholder whose shares of Company Capital Stock are subject at the Effective Time to a stock restriction agreement with the Company shall receive his shares of Parent Stock subject to the continuing terms of such stock restriction agreement. With respect to any Stockholder bound by such a stock restriction agreement, his Escrow Shares shall be comprised of a pro rata split of vested and unvested shares of Parent Stock based on the vesting provisions of such stock restriction agreement, provided that such Stockholder has delivered to arent a letter in form and substance reasonably satisfactory to Parent that contains his agreement to have any cash resulting from a sale of any such unvested shares be subject to the terms of such stock restriction agreement. Any such Stockholder who does not deliver to Parent such a letter will have only vested shares of Parent Stock placed in escrow hereunder.

         2.9. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Foley, Hoag & Eliot LLP in Boston, Massachusetts on April 12, 1999, or at such other time and place or on such other date as the parties hereto agree.

         2.10. TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Stockholder requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of issuance of a certificate for shares of Parent Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         2.11. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests under GAAP.

         2.12. ADDITIONAL ACTIONS. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any property, right, privilege, power, franchise or other asset of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         3.1. CORPORATE STATUS OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect. All jurisdictions in which the Company is qualified to do business are set forth on SCHEDULE 3.1 hereto.

         3.2. CAPITAL STOCK.


                  3.2.1. AUTHORIZED STOCK OF THE COMPANY. The authorized capital stock of the Company consists of (a) 10,000,000 shares of Company Common Stock, of which 1,414,615 shares are issued and outstanding; (b) 350,000 shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), all of which are issued and outstanding; (c) 1,634,500 shares of Series B Preferred Stock, all of which are issued and outstanding; and (d) 1,333,334 shares of Series C Preferred Stock, all of which are issued and outstanding. The outstanding shares of Company Capital Stock will be, immediately prior the Effective Time, held of record by the Stockholders in the amounts set forth opposite their respective names as set forth on the Stockholder List. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Each share of Series A Preferred Stock is convertible by the holder thereof into 1.5 shares of Company Common Stock. The Company has Stock Options outstanding on the date hereof that are exercisable (whether vested or unvested) for an aggregate of 559,425 shares of Company Common Stock, of which 121,108 shares are vested on the date hereof.

                  3.2.2. OPTIONS AND CONVERTIBLE SECURITIES OF THE COMPANY. Except as set forth on SCHEDULE 3.2 hereto, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Except as set forth on SCHEDULE 3.2, there are no voting trusts or other agreements or understandings to which the Company or, to the Company's knowledge, any Stockholder is a party with respect to the voting of the shares of Company Capital Stock, and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of Company Capital Stock or other equity securities of the Company.

         3.3. SUBSIDIARIES. The Company does not have any Subsidiaries. Other than as reflected in the Company Balance Sheet, the Company does not own, directly or indirectly, any shares or other equity interest or securities in any business organization, entity or enterprise.

         3.4. CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS. The Company has delivered to Parent true and correct copies of the certificate of incorporation and by-laws of the Company, including all amendments thereto, as in effect on the date hereof. The minute book of the Company contains accurate, in all material respects, records of all meetings and consents in lieu of meetings of the board of directors of the Company (and any committees thereof, whether permanent or temporary) and of its stockholders since the date of its incorporation, and such records accurately, in all material respects, reflect all transactions referred to in such minutes and consents. The stock book of the Company accurately reflects record ownership of the Company's capital stock. Parent has been provided with a copy of or access to such minutes or consents and stock book. SCHEDULE 3.4 hereto sets forth a list of the directors and officers of the Company.

         3.5. AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

                  3.5.1. AUTHORITY. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the GCL and the Company's certificate of incorporation. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On or before the Effective Date, the other agreements contemplated hereby to be executed and delivered by the Company on or before the Effective Date will have been executed and delivered by the Company, and, upon such execution and delivery, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  3.5.2. NO CONFLICT. Except as set forth on SCHEDULE 3.5.2 hereto, Neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the certificate of incorporation or by-laws of the Company, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company is a party or by which it or any of its assets or properties is bound or which is applicable to it or any of its assets or properties, except under any lease, instrument or other agreement, permit, concession, grant, franchise or license which is not material to the Company or its business. The Company has provided holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with such information concerning the terms of the Merger and the value of the assets of the Company as reasonably requested by any such holder. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority (each a "Governmental Entity") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

         3.6. FINANCIAL STATEMENTS. The Company has previously furnished Parent with accurate and complete copies of (a) the balance sheets of the Company as of December 31, 1997 and 1996 and the statements of operations and cash flows of the Company for the respective years then ended, as audited by PricewaterhouseCoopers LLP, the Company's certified public accountants, (b) the unaudited balance sheet of the Company as of December 31, 1998 and the statements of operations and cash flows of the Company for the year then ended and (c) the unaudited balance sheet of the Company as of February 28, 1999 and the unaudited statements of operations and cash flows of the Company for the two months then ended. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements" and the unaudited balance sheet of the Company as of December 31, 1998 is referred to herein as the "Company Balance Sheet" and the unaudited balance sheet of the Company as of February 28, 1999 is referred to herein as the "February Balance Sheet." Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the results of operations and cash flows, as the case may be, of the Company for the periods therein set forth, in each case in accordance with GAAP consistently applied (except as otherwise stated therein), subject, in the case of unaudited interim financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material.

         3.7. ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED LIABILITIES.

                  3.7.1. CHANGES. Except as described on SCHEDULE 3.7.1 hereto, since the date of the Company Balance Sheet, the Company has not suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Company Material Adverse Effect. Except as described on SCHEDULE 3.7.1, without limiting the generality of the foregoing, since the date of the Company Balance Sheet, the Company has not:

                           (a) sold, leased, transferred or assigned any of its
assets, tangible or intangible, other than in the ordinary course of business;

                           (b) accelerated, terminated, modified in a manner
adverse to the Company, or canceled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $25,000 to which the Company is a party;

                           (c) canceled, compromised, waived, or released any
right or claim (or series of related rights and claims) either involving more than $10,000 or outside the ordinary course of business;

                           (d) granted any license or sublicense of any rights
under or with respect to any Company Proprietary Rights other than (i) pursuant to End-User Licenses granted by the Company and (ii) to the Company's distributors, resellers and other licensees under agreements disclosed on SCHEDULE 3.17 hereto;

                           (e) experienced material damage, destruction, or loss
(whether or not covered by insurance) to its property (other than ordinary wear and tear not caused by neglect);

                           (f) created or suffered to exist any Encumbrance not
in effect on December 31, 1998 (other than Permitted Encumbrances) upon any of its assets, tangible or intangible;

                           (g) issued, sold, otherwise disposed of or reacquired
any of its capital stock, or granted or reacquired any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock, or any securities convertible or exchangeable into any of its capital stock or otherwise changed its capital structure or stock ownership in any way;

                           (h) declared, set aside, or paid any dividend or
distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (i) entered into financial arrangements for the
benefit of any of the Stockholders except in the ordinary course of business consistent with past practice;

                           (j) made or committed to make any capital
expenditures or entered into any other material transaction, in either case outside the ordinary course of business or involving an expenditure in excess of $25,000;

                           (k) amended or modified in any respect any employment
contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multiemployer plans;

                           (l) entered into any employment agreement or
collective bargaining agreement or increased the compensation (A) of any Stockholder or (B) of any other of its employees;

                           (m) incurred any indebtedness for borrowed money; or

                           (n) committed (orally or in writing) to any of the
foregoing.

                  3.7.2. LIABILITIES. The Company has no liabilities or obligations, fixed, accrued, contingent or otherwise (collectively, "Liabilities"), that are not fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the February Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) Liabilities expressly disclosed on the Schedules delivered hereunder and (iii) contractual and other liabilities incurred in the ordinary course of business and not required by GAAP to be reflected on a balance sheet.

         3.8. COMPLIANCE WITH APPLICABLE LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has all requisite licenses, permits and certificates from all Governmental Entities (collectively, "Permits") necessary to conduct its business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated, except for any the absence of which could not reasonably be expected to have a Company Material Adverse Effect. The Company is in compliance in all material respects with all the terms and conditions related to such Permits. There are no proceedings in progress, pending or, to the knowledge of the Company, threatened, which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of the Company is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, Permit, concession, grant or other authorization of any Governmental Entity, except for violations that have not, and could not reasonably be expected to have, a Company Material Adverse Effect. The Company is not in default or violation of any provision of its certificate of incorporation or its by-laws.

         3.9. LITIGATION AND AUDITS. There is no investigation by any Governmental Entity with respect to the Company pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same. There is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, or any of its assets or properties, at law or in equity, or before any arbitrator or Governmental Entity and there are no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company.

         3.10. TAX MATTERS. Except as set forth on SCHEDULE 3.10 hereto:

                  3.10.1. FILING OF RETURNS. The Company has prepared and filed on a timely basis with all appropriate governmental authorities all material returns in respect of Taxes that it is required to file prior to the Closing, and all such returns are correct and complete in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any such return.

                  3.10.2. PAYMENT OF TAXES. The Company has paid in full all Taxes due on or before the date hereof and, in the case of Taxes accruing on or before the date hereof that are not due on or before the date hereof, the Company has made adequate provision in its books and records and financial statements for such payment.

                  3.10.3. WITHHOLDING. The Company has withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

                  3.10.4. ASSESSMENTS. There are no assessments of the Company with respect to Taxes that have been issued and are outstanding. No Governmental Entity has examined or audited the Company in respect of Taxes. The Company has not received any indication in writing from any Governmental Entity that an assessment in respect of the Company is proposed. The Company has not executed or filed any agreement extending the period of assessment or collection of any Taxes.

                  3.10.5. ELECTIONS AND CONSENTS. No elections with respect to the Company's Taxes that are adverse to the Company are in effect. No election under Section 1362 of the Code relating to taxation as an S corporation is in effect with respect to the Company. The Company has not filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations, nor has it agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code). The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company has never been a member of an affiliated group filing a consolidated federal income Tax return and has no liability for the Taxes of an person under Treasury regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract, or otherwise.

                  3.10.6. ACCESS TO RETURNS. Parent has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by the Company. Parent has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of the Company by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company and described on SCHEDULE 3.10 hereto.

                  3.10.7. DEFINITION OF TAXES. As used herein, "Taxes" means all taxes, levies and other assessments, including all federal, state, local or foreign income, gross receipts, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, social security (or similar), unemployment, disability, negotiation, alternative or add-on minimum, estimated, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Entity (including federal, state, municipal and foreign Governmental Entities), and whether disputed or not.

         3.11. EMPLOYEE BENEFIT PLANS.

                  3.11.1. LIST OF PLANS. SCHEDULE 3.11 hereto contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, restricted stock, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which is currently maintained or that was maintained at any time in the last five calendar years by the Company (collectively, the "Company Plans"). The Company has provided to Parent complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has provided to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. The Company does not have any "defined benefit plans" as defined in
Section 3(35) of ERISA.

                  3.11.2. ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Except with respect to individual employees, neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No pension plan (as defined by ERISA) previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA Affiliates. With respect to all the Company Plans, the Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any material tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Neither the Company Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

                  3.11.3. PLAN DETERMINATIONS. Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and nothing has occurred since the date of such determination letters which is likely to cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the date hereof under the Company Plan terms and applicable law have been made.

                  3.11.4.  FUNDING.  Except as set forth on SCHEDULE 3.11:

                           (a)  all contributions, premiums or other payments
due or required to be made to the Company Plans as of the end of the month prior to the date hereof have been made as of the date hereof or are properly reflected on the Company Balance Sheet;

                           (b) there are no actions, liens, suits or claims
pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan;

                           (c) each Company Plan that is a "group health plan"
(as defined in Section 607(1) of ERISA) has been operated at all times in material compliance with the provisions of COBRA and any applicable, similar state law; and

                           (d) with respect to any Company Plan that is
qualified under Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         3.12. EMPLOYMENT-RELATED MATTERS.

                  3.12.1. LABOR RELATIONS. The Company is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or threatened against or otherwise affecting the Company, and the Company has not experienced the same since its inception. The Company has not closed any plant or facility, nor has the Company planned or announced any such action for the future with respect to which the Company has any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by the Company to the employees of the Company before the date hereof have been paid or accrued in all material respects as of the date hereof.

                  3.12.2. EMPLOYEE LIST. The Company has heretofore delivered to Parent a list (the "Employee List") containing the name of each employee of the Company, and each such employee's position, starting employment date and annual salary. The Employee List is correct and complete as of the date of the Employee List, and is correct and complete as of the date hereof, except for changes since that date that are not material in the aggregate or individually. No third party has asserted any claim, or, to the knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company that either the continued employment by, or association with, the Company of any of the present officers or employees of, or consultants to, the Company contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information. To the knowledge of the Company, each of the employees of the Company listed on SCHEDULE 3.12 hereto intends to continue his or her employment with the Company after the Closing.

         3.13. ENVIRONMENTAL.

                  3.13.1. ENVIRONMENTAL LAWS. The Company is in compliance in all material respects with all applicable Environmental Laws. The Company has not received any communication that alleges that the Company is not in compliance in all respects with all applicable Environmental Laws in effect on the date hereof. To the knowledge of the Company, there are no circumstances that may prevent, and there are no circumstances specific to the Company that may interfere with, compliance by the Company in the future with all applicable Environmental Laws. All Permits and other governmental authorizations currently held by the Company pursuant to the Environmental Laws are in full force and effect, the Company is in compliance in all material respects with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company for the conduct of its business as of the date hereof. The management, handling, storage, transportation, treatment, and disposal by the Company of all Materials of Environmental Concern has been in compliance in all material respects with all applicable Environmental Laws.

                  3.13.2. ENVIRONMENTAL CLAIMS. There is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

                  3.13.3. NO BASIS FOR CLAIMS. To the knowledge of the Company, there are no past or present actions or activities by the Company, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company may have retained or assumed either contractually or by operation of law.

         3.14. NO BROKER'S OR FINDER'S FEES. Except for the fees and certain expenses of (a) Covington Associates pursuant to an agreement between the Company and Covington Associates dated December 1, 1998 (a true and correct copy of which has been delivered to Parent) and (b) R. Stephen Cheheyl pursuant to an oral agreement between the Company and Mr. Cheheyl, the Company has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

         3.15. ASSETS OTHER THAN REAL PROPERTY.

                  3.15.1. TITLE. The Company has good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any mortgage, pledge, lien, claim, charge, security interest, lease or other encumbrance (collectively, "Encumbrances"), except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices and not material in amount, (b) liabilities, obligations and Encumbrances reflected in the Company Balance Sheet or otherwise in the Company Financial Statements, (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth on
SCHEDULE 3.15 hereto.

                  3.15.2. CONDITION. Except as set forth on SCHEDULE 3.15, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company since the date of the Company Balance Sheet, have been collected or are collectible in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Company Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Company Balance Sheet. All material plant, equipment and personal property owned by the Company and regularly used in its business is in good operating condition and repair, ordinary wear and tear excepted.

         3.16.  REAL PROPERTY.

                  3.16.1. COMPANY REAL PROPERTY. The Company does not own any real property.

                  3.16.2. COMPANY LEASES. SCHEDULE 3.16 hereto lists all of the Company Leases. Complete copies of the Company Leases, and all material amendments thereto (which are identified on SCHEDULE 3.16), have previously been delivered by the Company to Parent. The Company Leases grant leasehold estates free and clear of all Encumbrances, except Permitted Encumbrances. The Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms; except as set forth on SCHEDULE 3.16, none of the Company Leases has been amended since the date of delivery of a copy thereof to Parent. Neither the Company nor, to the knowledge of the Company, any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor, to the knowledge of the Company, has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances known to the Company that would reasonably indicate that the Company is likely to be in material breach or default thereunder. SCHEDULE 3.16 correctly identifies each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company.

                  3.16.3. CONDITION. All buildings, structures and fixtures, or parts thereof, used by the Company in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Company Leases, to be insured by third parties.

         3.17.  INTELLECTUAL PROPERTY.

                  3.17.1. RIGHT TO INTELLECTUAL PROPERTY. The Company owns, or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in the business of the Company as currently conducted by the Company or as currently proposed by the Company to be conducted (the "Company Proprietary Rights"), free and clear (in the case of Company Proprietary Rights owned by the Company) of any and all Encumbrances. The Company knows of no reason why the Company will not be able to continue to own or have rights to use all Company Proprietary Rights necessary for the lawful conduct of its business as currently conducted and as currently proposed by the Company to be conducted, without any infringement or conflict with the rights of others. Except as set forth in SCHEDULE 3.17 hereto, all of the Company's rights in and to the Company Proprietary Rights, including (if applicable) the right to create derivatives, are freely assignable in its own name and the Company is under no obligation to obtain any approval or consent for use of any of the Company Proprietary Rights.

                  3.17.2. LIST OF COMPANY PROPRIETARY RIGHTS. Set forth on
SCHEDULE 3.17 is a complete list of all patents, trademarks, trade names, service marks, registered copyrights, and any applications therefor, (excluding Commercial Software) included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as set forth on SCHEDULE 3.17, none of the Company's currently marketed software products has been registered for copyright protection with the United States Register of Copyrights or any foreign offices nor has the Company been requested to make any such registration.

                  3.17.3. ROYALTIES. Except as set forth in SCHEDULE 3.17, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of the Company Proprietary Rights.

                  3.17.4. LICENSES. Set forth on SCHEDULE 3.17 is a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Proprietary Right (excluding End-User Licenses). The Company Proprietary Rights include all patents, trademarks, trade names, service marks, trade secrets and software that are necessary for the Company to satisfy and perform such licenses, sublicenses and agreements. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                  3.17.5. STATUS OF REGISTRATIONS. All of the Company Proprietary Rights set forth on SCHEDULE 3.17 as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries listed on
SCHEDULE 3.17 have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. The Company has at all times diligently protected its rights in the Company Proprietary Rights and has maintained the confidentiality of its trade secrets, pending patent applications, know-how and other confidential Company Proprietary Rights, and, to the knowledge of the Company, there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for or enforce appropriate legal protection of such Company Proprietary Rights. Without limiting the generality of the foregoing, the Company's products, packaging and documentation contain copyright notices sufficient to maintain copyright protection on the copyrighted portions of the Company Proprietary Rights.

                  3.17.6. NO CONFLICT. No claims with respect to the Company Proprietary Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds for any bona fide claims (a) to the effect that the development, sale, licensing or use of any of the products of the Company as now developed, sold or licensed or used by the Company or proposed by the Company for development, sale, licensing or use infringes on any copyright, patent, trademark, service mark or trade secret, (b) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company or as proposed by the Company to be conducted, or (c) challenging the ownership by the Company, validity or effectiveness of any of the Company Proprietary Rights; provided that the representation in this sentence regarding patent rights of others is given to the Company's knowledge. To the knowledge of the Company there is no unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company. No Company Proprietary Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

                  3.17.7. EMPLOYEE AGREEMENTS. Each employee, officer and consultant of the Company has executed a confidentiality agreement in substantially the form attached hereto as SCHEDULE 3.17.7. To the knowledge of the Company, no employee, officer or consultant of the Company is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or any previous employer.

         3.18.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  3.18.1. COMPANY AGREEMENTS. Except as set forth on SCHEDULE
3.18 hereto, the Company is not a party to:

                           (a) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by the Company);

                           (b) any agreement for personal services or employment with a term of service or employment specified in the agreement in which the Company has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

                           (c) any agreement of guarantee of the obligations of others;

                           (d) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or to engage in any line of business;

                           (e) any joint venture or profit-sharing agreement;

                           (f) except for trade indebtedness incurred in the ordinary course of business and reflected on the February Balance Sheet, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee, or otherwise that individually is in the amount of $25,000 or more;

                           (g) any license or royalty agreement (other than (A) those disclosed on SCHEDULE 3.17, (B) with respect to Commercial Software or (C) End-User Licenses granted by the Company as licensor);

                           (h) any distribution, VAR or OEM agreement
         (identifying any that contain exclusivity provisions);

                           (i) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the Company's business;

                           (j) any agreement or arrangement for the Company to develop any intellectual property or other asset for any third party;

                           (k) any agreement or arrangement providing for the payment of any commission based on sales;

                           (l) any agreement for the sale or license by or to the Company of materials, products, services or supplies that involves future payments to the Company of more than $25,000;

                           (m) any agreement for the purchase by the Company of any materials, equipment, services, or supplies, that either (i) involves a binding commitment by the Company to make future payments in excess of $25,000 and cannot be terminated by it without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

                           (n) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company that involves future payments by it of more than $25,000;

                           (o) any agreement or commitment to which present or former directors or officers (or their Affiliates or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

                           (p) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company of more than $25,000, other than the Company Leases; or

                           (q) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company.

                  3.18.2. VALIDITY. Except as set forth on SCHEDULE 3.18, all contracts, leases, instruments, licenses and other agreements or documents described on SCHEDULE 3.18 are valid and in full force and effect and the Company has not, nor, to the knowledge of the Company, has any other party thereto, committed any material breach of or default under the terms of any such contract, lease, instrument, license or other agreement or document. SCHEDULE
3.18 identifies each agreement and other document set forth on SCHEDULE 3.18 or disclosed by the Company on another Schedule hereto that requires the consent of a third party in connection with the transactions contemplated hereby.

         3.19. INSURANCE CONTRACTS. SCHEDULE 3.19 hereto lists all contracts of insurance and indemnity (not shown on any other Schedule to this Agreement) in force at the date hereof with respect to the Company. Such contracts of insurance and indemnity and those shown in other Schedules to this Agreement (collectively, the "Company Insurance Contracts") insure against such risks, and are in such amounts, as are reasonable and appropriate considering the Company and its property, business and operations. All of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company which could permit the insurer to deny payment of claims thereunder. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any Company Insurance Contracts, nor entitle any other party thereto to terminate or modify a Company Insurance Contract. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

         3.20. BANKING RELATIONSHIPS. SCHEDULE 3.20 hereto shows the names and locations of all banks and trust companies in which the Company has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

         3.21. POOLING. To the knowledge of the Company, neither the Company nor any of the Company's directors, officers or stockholders has taken any action that would prevent Parent from accounting for the Merger as a pooling of interests under GAAP.

         3.22. SUPPLIERS, DISTRIBUTORS AND CUSTOMERS. Since the date of the Company Balance Sheet, no material supplier, distributor or customer of the Company has cancelled or otherwise modified its relationship with the Company in a manner adverse to the Company and, to the knowledge of the Company, no supplier, distributor or customer of the Company has any intention to do so.

         3.23. PRODUCT WARRANTY. Each product sold, leased, licensed or delivered by the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability, individually or in the aggregate (and the Company has no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability, individually or in the aggregate) that could reasonably be expected to result in a Company Material Adverse Effect for replacement or repair thereof or other damages in connection therewith.
SCHEDULE 3.23 hereto includes copies of the standard terms and conditions of license and sale for the Company (containing applicable warranty and indemnity provisions). Except as set forth on SCHEDULE 3.23, no product sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of license and sale and such other indemnities and warranties disclosed on SCHEDULE 3.23.

         3.24. ACQUIRED BUSINESS. Upon consummation of the Merger, the Surviving Corporation, through the Merger, will acquire the entire assets of the Company immediately prior to the Effective Time, and the Surviving Corporation will then own and have the right to use all tangible and intangible assets and properties necessary for the normal continued conduct of the Company's business as now conducted by it and as proposed by the Company to be conducted.

         3.25. ACCOUNTING SYSTEM. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.26. INFORMATION STATEMENT. The information supplied by the Company for inclusion in the information statement (the "Information Statement") to be sent to the stockholders of the Company in connection with distribution of a consent of stockholders of the Company to consider approving this Agreement and consummation of the Merger and the other transactions contemplated hereby (the "Company Consent") shall not, on the date the Information Statement is first mailed to the Company's stockholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company that should be set forth in an amendment to the Information Statement or a supplement to the Information Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the Information Statement.

         3.27. FULL DISCLOSURE. Neither this Agreement nor any written statement, report or other document furnished or to be furnished by the Company pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not false or misleading. There is no fact known to the Company which has not been disclosed to Parent in writing that materially adversely affects, or so far as the Company can now foresee will materially adversely affect, the ability of the Company to perform this Agreement and carry out the transactions contemplated hereby.

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub, jointly and severally, represent and warrant to the Stockholders as follows:

         4.1. CORPORATE STATUS OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

         4.2. CAPITALIZATION. The authorized capital stock of Parent consists of
(a) 35,000,000 shares of Parent Stock, of which 10,875,877 shares were issued and outstanding as of March 2, 1999, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. There are no outstanding options, warrants or other rights to acquire any capital stock of Parent except pursuant to stock plans or other instruments disclosed in the Parent Reports. All of the issued and outstanding shares of Parent Stock are duly authorized, validly issues, fully paid, non assessable and free of all preemptive rights. All of the shares of Parent Stock issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         4.3. AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

                  4.3.1. AUTHORITY. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and the stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On or before the Effective Date, the other agreements contemplated hereby to be executed and delivered by Parent and Merger Sub on or before the Effective Date will have been executed and delivered by Parent and Merger Sub, and, upon such execution and delivery, will constitute valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  4.3.2. NO CONFLICT. Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the performance by Parent or Merger Sub of its obligations hereunder, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, Permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Parent or Merger Sub is a party or by which either of them or any of their respective assets or properties is bound or which is applicable to either of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a Form 8-K with the SEC within fifteen days after the Closing, (iii) any filings as may be required under the Registration Rights Agreement, and (iv) any filings as may be required under applicable federal or state securities laws and the laws of any foreign country.

         4.4. SEC STATEMENTS, REPORTS AND DOCUMENTS. Parent heretofore has delivered or made available to counsel for the Stockholders true and complete copies of (a) its Registration Statement on Form S-1 (Registration Statement No. 333-68639) as declared effective by the SEC on January 22, 1999, (b) all reports on Forms 10-K, 10-Q and 8-K filed by it with the SEC since January 22, 1999, and
(c) all amendments and supplements to such registration statement and reports filed by Parent with the SEC (the documents referred to in clauses (a), (b) and (c) being hereinafter referred to as the "Parent Reports"). As of their respective dates, the Parent Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Reports were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the financial position, results of operations and cash flows of Parent as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. The Parent Reports constitute all of the documents required to be filed by Parent under Section 13 or 14 of the Exchange Act with the SEC through the date of this Agreement. Since December 31, 1998, there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a material adverse effect on the financial condition, business, operations, assets, properties, results of operations or prospects of Parent (a "Parent Material Adverse Effect").

         4.5. LITIGATION. Except as disclosed in the Parent Reports, there is no claim, action, suit arbitration or proceeding pending or, to the knowledge of Parent, threatened against or involving Parent which, if determined adversely to Parent, could have a Parent Material Adverse Effect.

         4.6. POOLING; TAX-FREE REORGANIZATION. To the knowledge of Parent, neither Parent nor any of its Affiliates has taken any action that would (a) prevent Parent from accounting for the Merger as a pooling of interests under GAAP or (b) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         4.7. INTERIM OPERATIONS OF THE MERGER SUBSIDIARY. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         4.8. NO BROKER'S OR FINDER'S FEES. Except for the fees and certain expenses of Credit Suisse First Boston Corporation, Parent has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

         4.9. INFORMATION STATEMENT. The information supplied by Parent and Merger Sub for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's stockholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their Affiliates, officers or directors should be discovered by Parent or Merger Sub that should be set forth in an amendment to the Information Statement or a supplement to the Information Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company that is contained in the Information Statement.

         4.10. DISCLOSURE. Neither this Agreement nor any written statement, report or other document furnished or to be furnished by Parent pursuant to this Agreement contains, or will contain, any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. There is no fact known to Parent which has not been disclosed to the Company in writing that materially adversely affects, or so far as Parent can now foresee will materially adversely affect, the ability of Parent to perform this Agreement and carry out the transactions contemplated hereby.

                                    ARTICLE 5
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as set forth on
SCHEDULE 5.1 hereto, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business relationships with it, to the end that the Company's goodwill and ongoing business be unimpaired at the Effective Time, and (ii) promptly notify Parent of any event or occurrence (A) not in the ordinary course of business of the Company which will have or could reasonably be expected to have a Company Material Adverse Effect or (B) that could prevent or materially delay the consummation of the transactions contemplated hereunder. In addition, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company shall not, except to the extent that Parent shall otherwise consent in writing:

                           (a) amend its certificate of incorporation or by-laws;

                           (b) declare or pay any dividends or distributions on the Company's outstanding shares of capital stock nor purchase, redeem or otherwise acquire for consideration any shares of the Company's capital stock or other securities except in accordance with agreements existing as of the date hereof or as permitted under the Company Option Plan;

                           (c) issue or sell any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, or issue, grant, or sell any options, stock appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue or sell any shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than the issuance of shares of Company Common Stock pursuant to the conversion, exercise or exchange of securities therefor outstanding as of the date hereof in accordance with their terms;

                           (d) borrow or agree to borrow any funds or voluntarily incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or Liability, except obligations incurred in the ordinary course of business consistent with past practices;

                           (e) pay, discharge or satisfy any claim, obligation or Liability in excess of $10,000 (in any one case) or $25,000 (in the aggregate), other than the payment, discharge or satisfaction in the ordinary course of business of obligations reflected on or reserved against in the Company Balance Sheet, or incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices;

                           (f) except as required by applicable law, adopt or amend in any material respect, any agreement or plan (including severance arrangements) for the benefit of its employees;

                           (g) sell, mortgage, pledge or otherwise encumber or dispose of any of its assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practices;

                           (h) acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practices;

                           (i) increase the following amounts payable or to become payable: (i) the salary of any of its directors, officers or other employees, or (ii) any other compensation of its directors, officers or other employees, including any increase in benefits under any bonus, commission, insurance, pension or other benefit plan made for or with any of those persons;

                           (j) dispose of, permit to lapse, or otherwise fail to preserve the rights of the Company to use the Company Proprietary Rights or enter into any settlement regarding the breach or infringement of, any Company Proprietary Rights, or modify any existing rights with respect thereto, other than in the ordinary course of business consistent with past practices, and other than any such disposal, lapse, failure, settlement or modification that does not have, and could not reasonably be expected to have, a Company Material Adverse Effect;

                           (k) sell, or grant any right to exclusive use of, all or any part of the Company Proprietary Rights;

                           (l) enter into any contract or commitment or take any other action that is not in the ordinary course of its business or could reasonably be expected to have an adverse impact on the transactions contemplated hereunder or that would have or could reasonably be expected to have a Company Material Adverse Effect;

                           (m) amend in any material respect any agreement to which the Company is a party the amendment of which will have or could reasonably be expected to have a Company Material Adverse Effect;

                           (n) waive, release, transfer or permit to lapse any claims or rights (i) that has a value, or involves payment or receipt by it, of more than $25,000 or (ii) the waiver, release, transfer or lapse of which would have or could reasonably be expected to have a Company Material Adverse Effect;

                           (o) intentionally take any action, including the acceleration of vesting of any options or other rights to acquire shares of the capital stock of the Company, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests under GAAP;

                           (p) make any change in any method of accounting or accounting practice other than changes required to be made in order that the Company's financial statements comply with GAAP; or

                           (q) agree, whether in writing or otherwise, to take any action described in this Section 5.1.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1. STOCKHOLDER AGREEMENTS AND IRREVOCABLE PROXIES. Simultaneously with the execution of this Agreement, the Company shall cause certain stockholders of the Company identified by Parent and each of the Company's directors and their investment affiliates holding capital stock of the Company or options or other rights convertible into or exercisable for capital stock of the Company to deliver to Parent an executed Stockholder Agreement in the form attached hereto as EXHIBIT D (collectively, the "Stockholder Agreements") (including the irrevocable proxy attached thereto).

         6.2. AFFILIATE AGREEMENTS. Set forth on SCHEDULE 6.2 hereto is a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company as such term is used in Accounting Series Release No. 135 promulgated by the SEC (the "Pooling Affiliates"). Simultaneously with the execution of this Agreement, the Company shall deliver or cause to be delivered to Parent from each of the Pooling Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT E (collectively, the "Affiliate Agreements"). Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Stock to be received by the Pooling Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Stock, consistent with the terms of the Affiliate Agreements.

         6.3. CONSENT OF STOCKHOLDERS. As promptly as practical after the execution of this Agreement, Parent and the Company shall prepare the Information Statement. The Information Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, which recommendation shall not be withdrawn, modified or withheld, unless the Board of Directors of the Company reasonably concludes, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors under applicable law require it to withdraw, modify or withhold such recommendation. As promptly as practical after completion of the Information Statement, the Company shall mail the Information Statement to each of the Stockholders, together with the form of Company Consent to be signed by the Stockholders. The Company shall not send the Information Statement or the Company Consent to its stockholders without first obtaining Parent's approval as to the form and content of each such document, such approval not to be unreasonably withheld or delayed.

         6.4. EXPENSES. Each party hereto shall be responsible for its own costs and expenses in connection with the Merger, including fees and disbursements of consultants, investment bankers and other financial advisors, brokers and finders, counsel and accountants, provided, however, that the aggregate costs and expenses of the Company in connection with the Merger (including, the fees and disbursements of Covington Associates, Hale and Dorr LLP, Pricewaterhouse Coopers LLP and R. Stephen Cheheyl) shall not exceed $700,000.

         6.5. EXCLUSIVITY. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 9 hereof (the "Exclusivity Period), the Company will not, directly or indirectly, through any officer, director, employee, Affiliate or agent of the Company, or otherwise, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets or the Company. The Company agrees that, in no event, will the Company accept or enter into an agreement concerning any such third party acquisition transaction during the Exclusivity Period. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, affiliates or agents) at any time during the Exclusivity Period of any unsolicited proposal for, or inquiry respecting, any third party acquisition transaction involving the Company or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of the Company by any person, or entity that informs the Company that it is considering making, or has made, such a proposal or inquiry. Such notice to Parent will indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry.

         6.6. POOLING ACCOUNTING. Each of Parent and the Company shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests under GAAP. The Company shall use its best efforts to cause the Pooling Affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under GAAP.

         6.7. BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of shares of Parent Stock pursuant hereto and the transactions contemplated hereby except that it will not be required to execute a general consent to service of process in jurisdictions where it has not already done so. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Stock pursuant hereto.

         6.8.  STOCK OPTIONS.

                  6.8.1. EXERCISABLE FOR PARENT STOCK. Parent agrees that, at the Effective Time, each outstanding Stock Option, whether vested or unvested, will become an option exercisable into Parent Stock. Each such Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the option agreement for such Stock Option and the Company Option Plan, except that (a) such Stock Option shall be exercisable (when vested) for that number of whole shares of Parent Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Stock Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Stock, and (b) the per share exercise price for shares of Parent Stock issuable upon exercise of such Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Stock Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent or the Surviving Corporation shall issue to each holder of an outstanding Stock Option a document evidencing the foregoing. Parent intends that the assumption and substitution of Stock Options that constitute "incentive stock options," as defined in Section 422(b) of the Code, will not constitute a modification of such options, as defined in Section 424 of the Code.

                  6.8.2. FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Stock issuable with respect to Stock Options no later than thirty days after the Effective Date, and Parent shall use its best efforts to cause such registration statement to become effective then and remain effective for as long as the Stock Options are outstanding.

         6.9. TAX-FREE REORGANIZATION. Parent and the Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

         6.10. ACCESS AND INFORMATION. The Company and Parent shall afford to the other and to its officers, employees, accountants, counsel and other authorized representatives full and complete access, upon 24 hours advance telephone notice, during regular business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, to its offices, properties, books and records, and shall use reasonable efforts to cause its representatives and independent public accountants to furnish to the other party such additional financial and operating data and other information as to its business, customers, vendors and properties as the other party may from time to time reasonably request. Parent and the Company shall exercise such rights in a manner so as not to interfere unreasonably with the normal business operations of the other.

         6.11. PUBLIC DISCLOSURE. The Company and Parent agree that each party's non-disclosure obligations contained in a letter agreement dated March 16, 1999 by and between Parent and the Company, and any other non-disclosure obligations agreed to in writing by Parent and the Company, shall remain in full force and effect in accordance with the terms of such letter agreement and such other writings.

         6.12. NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market, prior to the Effective Time, the shares of Parent Stock issuable in connection with the Merger (including pursuant to Stock Options), upon official notice of issuance.

         6.13. ESCROW AGREEMENT. At the Closing, Parent and the Holder's Agent shall enter into the Escrow Agreement with the Escrow Agent.

         6.14. REGISTRATION RIGHTS AGREEMENT. At the Closing, Parent and the Holder's Agent shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form of EXHIBIT F hereto.

         6.15. EMPLOYMENT AGREEMENTS. Simultaneously with the execution of this Agreement, the Company and Parent shall enter into with each of the persons listed on EXHIBIT G-1 (a) an employment agreement in the form attached hereto as EXHIBIT G-2 and (b) a Confidentiality and Inventions Agreement in the form attached hereto as EXHIBIT I.

         6.16. REASONABLE EFFORTS. Subject to terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company and Parent each will use all reasonable efforts (a) to cooperate in the preparation and mailing of the Information Statement and the Company Consent and
(b) to obtain all approvals, authorizations, consents and waivers from, and give all notices to, any public or private third parties that are necessary on its part in order to effect the transactions contemplated hereby.

         6.17. STOCK OPTIONS. Within two days following the Effective Date, Parent shall grant stock options to employees of the Surviving Corporation covering a total of 350,000 shares of Parent Stock (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Stock prior to such grant). Such stock options shall be allocated among employees of the Surviving Corporation in the manner reasonably agreed by Parent and the current management of the Company, shall have an exercise price equal to the fair market value of Parent Stock on the date of grant and have such other terms as are customary for employee stock option grants by Parent.

         6.18.  INDEMNITY OF COMPANY DIRECTORS AND OFFICERS.

                  (a) Parent shall not, for a period of three years after the Effective Date, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time (the "Indemnified Persons"), except for any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

                  (b) From and after the Effective Time, Parent agrees to indemnify and hold harmless each Indemnified Person against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and Parent shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification).

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

         7.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of the parties hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  7.1.1. STOCKHOLDER APPROVAL. The stockholders of the Company shall have approved this Agreement and the transactions contemplated hereby by the requisite vote under applicable law and the Company's certificate of incorporation.

                  7.1.2. NO INJUNCTION. No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the Merger or the other transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Merger or any of the other transactions contemplated hereby.

                  7.1.3. ILLEGALITY. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any state or federal government agency that would prohibit or materially restrict the consummation of the Merger or the other transactions contemplated hereby.

                  7.1.4. CERTIFICATE OF MERGER. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

         7.2. CONDITIONS PRECEDENT TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent) at or prior to the Closing of the following additional conditions:

                  7.2.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and except to the extent that any such inaccuracies, individually or in the aggregate, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement (provided that any event or circumstance which is caused by the execution or announcement of this Agreement shall not be deemed to have a Company Material Adverse Effect), with the same force and effect as if made on and as of the Effective Time; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed by a duly authorized officer of the Company.

                  7.2.2. AGREEMENTS AND COVENANTS. The Company shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed by a duly authorized officer of the Company.

                  7.2.3. LEGAL OPINION. Parent and Merger Sub shall have received an opinion from Hale and Dorr LLP, counsel to the Company, in substantially the form attached as EXHIBIT H hereto.

                  7.2.4. CLOSING DOCUMENTS. The Company shall have delivered to Parent and Merger Sub such closing documents as Parent shall reasonably request (other than additional opinions of counsel).

                  7.2.5. ESCROW AGREEMENT. The Holder's Agent and the Escrow Agent shall have entered into the Escrow Agreement with Parent as contemplated by Section 6.13 hereof.

                  7.2.6. CONVERSION OF SERIES A PREFERRED STOCK. All of the shares of Series A Preferred Stock shall have been converted by the holder thereof into shares of Company Common Stock.

                  7.2.7. RESIGNATIONS. Each member of the board of directors of the Company shall have resigned as a director of the Company, effective as of the Effective Time.

                  7.2.8. POOLING OPINION. Parent shall have received a letter from Pricewaterhouse Coopers LLP regarding that firm's concurrence with the conclusions of Parent's management and the Company's management as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16.

                  7.2.9. THIRD PARTY CONSENTS. All material third party consents or approvals listed in SCHEDULE 3.5.2 shall have been obtained by the Company and shall be effective and shall not have been suspended, revoked, or stayed by action of any such third party.

                  7.2.10. NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, the Company shall not have suffered a Company Material Adverse Effect (provided that any event or circumstance which is caused by the execution or announcement of this Agreement shall not be deemed to have a Company Material Adverse Effect).

                  7.2.11. STOCKHOLDER APPROVAL. The Company Consent shall have been signed by (a) all of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding on the date hereof and
(b) holders of not less than 1,000,000 shares of Company Common Stock outstanding on the date hereof.

         7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Closing of the following additional conditions:

                  7.3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and except to the extent that any such inaccuracies, individually or in the aggregate, would not have a Parent Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement (provided that any event or circumstance which is caused by the execution or announcement of this Agreement shall not be deemed to have a Parent Material Adverse Effect), with the same force and effect as if made on and as of the Effective Time; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed by a duly authorized officer.

                  7.3.2. AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed by a duly authorized officer.

                  7.3.3. LEGAL OPINION. The Stockholders shall have received an opinion from Foley, Hoag & Eliot LLP, counsel to Parent, in substantially the form attached hereto as EXHIBIT J hereto.

                  7.3.4. REGISTRATION RIGHTS AGREEMENT. Parent and the Holder's Agent shall have entered into the Registration Rights Agreement as contemplated by Section 6.14 hereof.

                  7.3.5. TAX OPINION. The Stockholders shall have received an opinion from Hale and Dorr LLP to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Foley, Hoag & Eliot LLP renders such opinion to the Stockholders. Parent and the Company each agree to provide customary representations to such law firm for the purpose of rendering such opinion.

                                    ARTICLE 8
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         8.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of any other party, provided, however, that any claims for breach of any representations and warranties of the Company shall be included in Parent Claims, and subject to the provisions of this Article 8.

         8.2. AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article 8, the Stockholders agree (without any right of contribution from the Company or the Surviving Corporation or any right of indemnification against the Company or the Surviving Corporation) to indemnify, defend and hold harmless Parent and each of its directors, officers, agents and Affiliates (collectively, the "Parent Group") from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and disbursements) suffered, incurred or paid by any member of the Parent Group as a result of a breach of any of the representations and warranties of the Company contained in this Agreement or in any other agreement, certificate or other document delivered by the Company pursuant hereto(collectively, "Parent Claims"). With respect to any member of the Parent Group other than Parent, the Company on behalf of the Stockholders and the Holder's Agent acknowledges and agrees that Parent is contracting on its own behalf and for such member and Parent shall obtain and hold the rights and benefits provided for in this Section 8.2 in trust for and on behalf of such member.

         8.3. LIMITATION OF STOCKHOLDERS' LIABILITY.

                  8.3.1. LIMITATION OF PARENT CLAIMS. The obligations and liabilities of the Stockholders hereunder with respect to indemnification for Parent Claims shall be subject to the following limitations:

                           (a)  The Stockholders shall be obligated to indemnify
Parent only with respect to actual or potential Parent Claims as to which Parent has given the Holder's Agent written notice on or prior to the earlier of (i) the first anniversary of the Closing or (ii) the date on which Parent's independent auditors deliver their signed report on their audit of Parent's financial statements as of and for the year ended December 31, 1999.

                           (b) No indemnification shall be required to be made
by the Stockholders hereunder unless the amount of Parent Claims to which the Parent Group is entitled to indemnification hereunder exceeds $250,000 in the aggregate, in which case the Stockholders' indemnification obligations shall apply to the full amount of such Parent Claims and all Parent Claims thereafter.

                           (c) All Parent Claims shall be brought and recovered
by Parent solely by the return to Parent of property from the Escrow Fund. The terms of the Escrow Agreement shall govern how property in the Escrow Fund is valued for purposes of satisfying a Parent Claim subject to indemnification hereunder.

                           (d) The amount recoverable by Parent under this
Article 8 shall be reduced by any proceeds received by Parent or an Affiliate, or which Parent or an affiliate is legally entitled to receive, with respect to such Parent Claim from an insurance carrier, net of any cost of collection, deductible, premium adjustment, reimbursement obligation or other cost of Parent or its Affiliates directly related to such insurance claim.

                           (e)  Parent, the Surviving Corporation, the
Stockholders and the Holder's Agent acknowledge and agree that any distribution of property from the Escrow Fund to satisfy a Parent Claim hereunder shall be done so as to reduce each Stockholder's interest in the Escrow Fund in a pro rata manner based on the Stockholders' respective ownership interests in the Parent Stock in the Escrow Fund as of the Effective Time.

                  8.3.2. EXCLUSIVE REMEDY. The indemnification provided in this
Article 8 shall be Parent's exclusive remedy for any breach by the Company of a representation or warranty or covenant contained in this Agreement or in any other agreement, certificate or other document delivered by the Company pursuant hereto or in connection herewith. Notwithstanding the foregoing, nothing contained herein shall limit Parent's rights or remedies with respect to claims resulting from or arising out of fraud.

         8.4.  PROCESS OF INDEMNIFICATION FOR PARENT CLAIMS.

                  8.4.1. RECOVERY BY PARENT. In seeking to collect the amount of any Parent Claim that a member of the Parent Group seeks to recover, in whole or in part, from the Escrow Fund, Parent shall first give the Holder's Agent and the Escrow Agent written notice of such Parent Claim. Such notice of a Parent Claim or potential Parent Claim shall specify the amount of the Parent Claim (or Parent's good faith estimate of the amount of the Parent Claim if the amount is not yet determined) and the property recoverable from the Escrow Fund sufficient to satisfy such Parent Claim, after giving effect to the limitations set forth in this Article 8 and the manner of valuing property in the Escrow Fund as set forth in the Escrow Agreement. The notice shall also provide a reasonably detailed summary of the basis for such Parent Claim. The delay or failure of Parent to provide notice hereunder shall not in any way limit Parent's indemnification rights hereunder except to the extent that the Stockholders shall have been materially adversely affected by such delay or failure and except that in any event such notice shall be made within the period provided in
Section 8.3.1(a) hereof. If the Holder's Agent does not dispute the basis or amount of any Parent Claim within 30 days of receiving written notice thereof, Parent shall have the right promptly to recover indemnity as and to the extent provided herein. If the Holder's Agent disagrees with the basis of the Parent Claim or the amount of damages caused thereby, then within 30 days of receiving written notice thereof, the Holder's Agent shall give notice to Parent of such disagreement and, in that case, Parent shall have no right to recover indemnity hereunder until such time, if at all, as (a) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so specified (subject to the limitations contained in Section 8.3 hereof) or (b) Parent and the Holder's Agent agree in writing to the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so agreed.

                  8.4.2. THIRD-PARTY PARENT CLAIMS. Parent agrees to notify the Holder's Agent of any Parent Claims asserted by third parties that, in the opinion of Parent, are reasonably likely to give rise to indemnification hereunder ("Third-Party Parent Claims"). The Holder's Agent may (i) participate in the defense of any Third-Party Parent Claim or (ii) upon written notice thereof to Parent, assume the defense of any Third-Party Parent Claim, with counsel reasonably satisfactory to Parent; provided that the Holder's Agent may not assume such defense if there exists a conflict of interest between the positions of Parent and the Stockholders with respect to such Third-Party Parent Claim or such Third-Party Parent Claim seeks equitable relief against a member of the Parent Group. Parent agrees that it will not settle any Third-Party Parent Claims without the consent of the Holder's Agent, which consent shall not be unreasonably withheld or delayed. Parent further agrees that if the Holder's Agent wishes to enter into a settlement with respect to a Third-Party Parent Claim on terms reasonably acceptable to Parent, Parent will cooperate in such settlement, provided that such settlement includes, as an unconditional term thereof, the giving by the third party to Parent of a release from all liability in respect of such Third-Party Parent Claim.

                                    ARTICLE 9
                                   TERMINATION

         9.1. TERMINATION EVENTS. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                           (a)  by mutual written consent of Parent and the
Company;

                           (b) by Parent if there has been a breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company (provided, that neither Parent nor Merger Sub is in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.2.1 or Section
7.2.2 hereof, as the case may be, will not be satisfied;

                           (c) by the Company if there has been a breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten business days after written notice to Parent (provided, that the Company is not in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.3.1 or Section 7.3.2 hereof, as the case may be, will not be satisfied;

                           (d)  by any party hereto if: (i) there shall be a
final, non-appealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business or assets of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger; or

                           (e) by any party hereto if the Merger shall not have
been consummated by April 30, 1999, provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

Where action is taken to terminate this Agreement pursuant to this Section 9.1, such action shall be authorized by the board of directors of the party taking such action.

         9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, Merger Sub, the Company or their respective officers, directors, stockholders or Affiliates, except to the extent that a party hereto is in willful breach of any of its representations or warranties set forth in this Agreement, or breach of any of its covenants or agreements set forth in this Agreement, and provided that the provisions of Sections 6.4 and 6.11 hereof and
Article 10 hereof shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except (i) prior to the Effective Time, by an instrument in writing signed by Parent, the Company and the Holder's Agent and (ii) after the Effective Time, by an instrument in writing signed by Parent and the Holder's Agent.

         10.2. WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         10.3. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws; provided that the implementation and effect of the Merger shall be governed by the laws of the State of Delaware.

         10.4. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

         TO PARENT OR MERGER SUB:

                  Allaire Corporation
                  One Alewife Center
                  Cambridge, Massachusetts 02140
                  Facsimile:  (617) 497-7477
                  Attn:  President

         With copies to:

                  Allaire Corporation
                  One Alewife Center
                  Cambridge, Massachusetts 02140
                  Facsimile:  (617) 497-7477
                  Attn:  General Counsel
                  and

                  William R. Kolb, Esq.
                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Facsimile:  (617) 832-7000

         TO THE COMPANY:

                  Bright Tiger Technologies, Inc.
                  125 Nagog Park
                  Acton, Massachusetts 01720
                  Facsimile:  (978) 263-5547
                  Attn: Kathleen Wilde

         With a copy to:

                  Patrick J. Rondeau, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Facsimile:  (617) 526-5000

         TO THE HOLDER'S AGENT:

                  Edward T. Anderson
                  Northbridge Venture Partners, L.P.
                  950 Winter Street
                  Suite 4600
                  Waltham, Massachusetts  02451
                  Facsimile:  (781) 290-0999

         With a copy to:

                  Patrick J. Rondeau, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Facsimile:  (617) 526-5000

         10.5. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including a letter agreement dated March 16, 1999 by and between Parent and the

Company and the preliminary term sheet attached thereto, but excluding written non-disclosure agreements between Parent and the Company, which shall remain in effect in accordance with their terms. Each party hereto acknowledges that, in entering into this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements, certificates and other documents among or between the parties contemplated by or referred to herein.

         10.6. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto and members of the Parent Group (and such parties' and members' respective successors and assigns) any rights or remedies hereunder, except as otherwise expressly provided herein; provided that the provisions in Article 2 concerning issuance of shares of Parent Stock in the Merger, in Sections 6.8 and 6.17 concerning stock options and in Section 6.18 concerning indemnification of directors and officers of the Company are intended for the benefit of the individuals referred to therein and may be enforced by them. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto, except that certain rights and obligations of Merger Sub and the Company may be assigned and delegated to the Surviving Corporation as a result of the Merger without any further consent hereunder.

         10.7. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         10.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as an agreement under seal as of the date first above written.

                                     ALLAIRE CORPORATION



                                     By:    /s/ David J. Orfao
                                            -----------------------------------
                                            Title: President and CEO


                                     BENGAL ACQUISITION CORP.



                                     By:    /s/ David J. Orfao
                                            -----------------------------------
                                            Title: President


                                     BRIGHT TIGER TECHNOLOGIES, INC.


                                     By:    /s/ Kathleen M. Wilde
                                            ------------------------------------
                                           Title: CEO



                                            /s/ Edward T. Anderson
                                            -----------------------------------
                                                EDWARD T. ANDERSON

Agreement and Plan of Merger, dated as of April 2, 1999, by and among Allaire Corporation ("Allaire"), Bengal Acquisition Corp. and Bright Tiger Technologies, Inc. ("Bright Tiger").




                         Schedules and Exhibits Omitted
               IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K


Disclosure Schedules of Bright Tiger.

EXHIBIT                             DESCRIPTION

A                                   Form of Certificate of Merger

B                                   Form of Transmittal Letter

C                                   Form of Escrow Agreement

D                                   Form of Stockholder Agreement


E                                   Form of Affiliate Agreement

F                                   Form of Registration Rights Agreement

G-1 Persons entering into Employment Agreements and Confidentiality and Inventions Agreements

G-2                                 Form of Employment Agreement

H                                   Form of Opinion from Bright Tiger's Counsel

I                                   Form of Confidentiality Agreement

J                                   Form of Opinion from Allaire's Counsel



Allaire will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided, however, that Allaire may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.